Exhibit 5.1

DLA Piper LLP (US) 2525 East Camelback Road Suite 1000 Phoenix, Arizona 85016-4232 www.dlapiper.com

June 10, 2021

Wizard Brands, Inc.

2700 Homestead Road

Park City, UT 84098

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

This opinion letter is furnished to you in connection with the Registration Statement on Form S-1, including a related prospectus filed therewith (the “Prospectus”), filed on April 21, 2021 (the “Registration Statement”) by Wizard Brands, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with respect to the resale from time to time by the selling stockholders of the Company, as detailed in the Registration Statement (the “Selling Stockholders”), of up to 16,200,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), which consists of: (i) 10,800,000 shares (the “Warrant Shares”) of Common Stock issuable upon the automatic conversion of the Series B Preferred Stock, par value $0.0001 per share (“Series B Preferred Stock”), issuable upon the exercise of warrants (the “Warrants”) issued in a private placement in March 2021 (the “Private Placement”) and (ii) up to 5,400,000 shares of Common Stock issuable upon the conversion of the Series B Preferred Stock issued in the Private Placement (the “Private Placement Shares”).

For purposes of our opinions set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and other instruments of the Company and corporate records furnished to us by the Company, and have reviewed certificates of public officials, statutes, records and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinions set forth below, including, without limitation:

(i)	the Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on June 5, 2020, and as amended by the Certificate of Amendment of Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on July 29, 2020 (the “Charter”);

(ii)	the Certificate of Designation and Restatement of Rights, Preferences and Restrictions of Series A Preferred Stock, dated August 3, 2020 (the “Series A Certificate of Designation”);

(iii)	the Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock, as certified as of March 29, 2021 by the Secretary of State of the State of Delaware (the “Series B Certificate of Designation”);

(iv)	the Bylaws of the Company, as amended by the First Amendment to the Bylaws of Wizard World, Inc., as presently in effect, as certified by the Secretary of the Company as of the date hereof;

Wizard Brands, Inc.

June 10, 2021

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(v)	the Securities Purchase Agreement dated March 26, 2021, by and between Wizard Brands, Inc. and Leviston Resources LLC (the “Securities Purchase Agreement”);

(vi)	the Series B Preferred Stock Purchase Warrant (Series 1) issued to Leviston Resources LLC (the “Series 1 Warrant”);

(vii)	Series B Preferred Stock Purchase Warrant (Series 2) issued to Leviston Resources LLC (the “Series 2 Warrant”);

(viii)	a certificate of the Secretary of the Company with respect to the approval of certain resolutions by the board of directors of the Company or a committee thereof (the “Resolutions”);

(ix)	a certificate, dated as of April 19, 2021, from the Secretary of State of the State of Delaware certifying as to the existence and good standing of the Company in the State of Delaware (the “Good Standing Certificate”);

(x)	the Prospectus; and

(xii)	the Registration Statement.

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In such examination and in rendering the opinions expressed below, we have assumed, without independent investigation or verification, (i) the genuineness of all signatures on all agreements, instruments, corporate records certificates and other documents submitted to us; (ii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iii) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to originals thereof, and that such originals are authentic and complete; (iv) the legal capacity, competency and authority of all persons or entities (other than the Company) executing all agreements, instruments, corporate records, certificates and other documents submitted us; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that all agreements, instruments and other documents are the valid and binding obligations of each of the parties thereto, enforceable against such parties in accordance with their respective terms, and that no such agreements, instruments or documents submitted to us has been amended or terminated orally or in writing except as has been disclosed to us in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct; (viii) that there has not been any change in the good standing status of the Company from that reported in the Good Standing Certificate; and (ix) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties.

As to all questions of fact material to this opinion letter, and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon the representations of each party made in each of the Securities Purchase Agreement, Series 1 Warrant, Series 2 Warrant, and the other documents and certificates delivered in connection therewith, certificates or comparable documents of officers, directors and representatives of the Company and certificates and records of public officials. We have assumed that, upon the issuance of the Warrant Shares, the shares of Series B Preferred Stock issuable upon the exercise of the Warrants, and the Private Placement Shares, the total number of shares of Series B Preferred Stock and Common Stock issued and outstanding will not exceed the total number of shares of Series B Preferred Stock and Common Stock that the Company is then authorized to issue under the Charter and the Series B Certificate of Designation.

Wizard Brands, Inc.

June 10, 2021

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Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company employs other independent counsel and, to our knowledge, handles certain legal matters and issues without the assistance of independent counsel.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that the issuance of:

(i)	the Warrant Shares have been duly authorized by the Company and, when issued and delivered upon conversion of the Series B Preferred Stock issued upon exercise of the Warrants in accordance with the terms thereof, in the manner contemplated by the Registration Statement, the Prospectus, the Resolutions and the Series B Certificate of Designation, will be validly issued, fully paid and nonassessable; and

(ii)	the Private Placement Shares have been duly authorized by the Company and, when issued and delivered upon conversion of the Series B Preferred Stock in the manner contemplated by the Registration Statement, the Prospectus, the Resolutions and the Series B Certificate of Designation, will be validly issued, fully paid and nonassessable.

Without limiting any of the other limitations, assumptions, exceptions and qualifications stated or incorporated herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, as in effect on the date hereof.

This opinion letter deals only with the specific legal matters expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter. This opinion letter is rendered solely in connection with the registration of the Shares for resale by the Selling Stockholders under the Registration Statement. This opinion is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein after the effectiveness of the Registration Statement, even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Yours very truly,

/s/ DLA Piper LLP (US)